Exhibit 99.1

Friendly Tender Offer By West Corporation For Genesys Conferencing

OMAHA, NE, VIENNA, VA and MONTPELLIER, FRANCE, February 19, 2008 — West Corporation (“West”), a leading provider of outsourced communication solutions, and Genesys (Euronext Eurolist: FR0004270270) (“Genesys”), a leading global multimedia collaboration service provider, today announced that West will seek to acquire Genesys and combine it with InterCall, Inc., a West subsidiary. West will make a cash offer of €2.50 per ordinary share and for the American Depositary Shares (ADSs) at the U.S. dollar (“USD”) equivalent. For that purpose, West International Holdings Limited, a wholly-owned subsidiary of West, filed today with the French Autorité des Marchés Financiers (the “AMF”) a draft Tender Offer Prospectus (Projet de Note d’information). Genesys’ board of directors has unanimously expressed support for this project and authorized the execution of a tender offer agreement between the two companies. Genesys’ board of directors intends to recommend the offer to its shareholders. In accordance with French law and the tender offer agreement, such recommendation will be published in a draft Response Document (Projet de Note d’information en réponse) to be filed by Genesys with the AMF within the next 10 business days.

The tender offer price of €2.50 (approximately U.S. $3.681) per share of common stock of Genesys, represents a premium of 50 percent above the closing price of Genesys’ shares on February 18, 2008, the last trading day prior to this announcement, and a premium of 42 percent above the average closing price of Genesys’ shares (volume-weighted) over the last three months. The total transaction value, excluding transaction expenses, is approximately €182.9 million (approximately U.S. $268.8 million) and is expected to be funded with a combination of West’s cash on hand (EUR and USD) and West’s bank credit facilities. West expects to close the transaction during the second quarter.

“West is committed to expanding InterCall’s global presence and today’s announcement represents a significant step in achieving this goal,” stated Thomas B. Barker, Chief Executive Officer of West Corporation. “When completed, this transaction will strengthen our leadership position and give our combined client base more collaboration solutions and personal attention in more locations than any other conferencing provider in the world.”

“Genesys has developed a leading multimedia conferencing solution for the global enterprise and is recognized by the industry as a leader in conferencing technology,” said Francois Legros, Chairman and CEO of Genesys. “The board of directors and I are excited to see that the innovation and hard work of our employees and partners are validated and will now be part of a much bigger organization.”

[1]	Based on a EUR/USD exchange rate of $1.47.

Houlihan Lokey Howard & Zukin (Europe) Limited acted as financial advisor to Genesys and Lehman Brothers Inc. acted as financial advisor to West Corporation.

Ricol Lasteyrie & Associés was appointed by Genesys as independent expert in accordance with Article 261-1 I° of the AMF General Regulations. The independent expert’s report, once finalized, will be included in Genesys’ draft Response Document (Projet de Note d’information en réponse).

Tender Offer Details and Disclosure Information

The transaction is to take the form of a tender offer subject to the standard procedure under applicable French laws and regulations for all Genesys shares and bonds redeemable in shares (“ORAs”) and all ADSs representing ordinary shares.

The offer will only be opened for acceptance once the French regulatory authority, the AMF, has granted approval. The offer will be subject to the following conditions: (i) Genesys securities tendered in the offer represent more than 66.66% of all the shares (including shares represented by ADSs) of Genesys on a fully diluted basis; and (ii) receipt of antitrust approvals in the United States, the United Kingdom and Germany.

The draft Tender Offer Prospectus (Projet de Note d’information) was filed with the AMF on February 19, 2008.

A separate press release with detailed information regarding the offer will be published by West in accordance with Section 231-16 of the AMF General Regulations.

Conference Call

West will hold a conference call to discuss this announcement on Tuesday, February 19, 2008 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call at 800-374-0457 or 706-643-7547 or by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link.

A replay of the call will be available by dialing 800-642-1687 or 706-645-9291 and using conference ID 36076739. The replay will be available until March 4, 2008. The replay of the call will also be available on the West website.

Additional Information

The tender offer for the outstanding ordinary shares of Genesys has not yet commenced. This press release is for informational purposes only and is not an offer to buy or a solicitation to sell any Genesys securities in any jurisdiction (including the U.S. and France). The solicitation and the offer to buy ordinary shares of Genesys (including shares represented by ADSs), will be made pursuant to a Tender Offer Prospectus (Note d’information) and other related materials, at the time of the launch of the offer pursuant to French laws and regulations. Genesys stockholders and other investors should read the Note d’information filed by West International Holdings Limited with the AMF, and the Response Document (Note en Réponse) of Genesys to be filed with the AMF, carefully as these documents will contain important information, including the terms and conditions of the tender offer. Genesys stockholders and other investors may obtain copies of the tender offer materials filed with the AMF from the AMF’s website, www.amf-france.org, without charge. Tender offer materials filed by West International Holdings Limited, including an English language translation of these materials, may be obtained for free at West’s web site, www.west.com. Tender offer materials filed by Genesys, including an English language translation of these materials, may be obtained for free at Genesys’ web site, www.genesys.com. In addition, holders of Genesys ADSs should read the prospectus supplement for ADS holders that, upon commencement of the tender offer, will be made available to them by The Bank of New York and will contain important information on how to tender their ADSs in the tender offer. Stockholders and other investors are urged to read carefully all tender offer materials prior to making any decisions with respect to the tender offer.

The publication or distribution of this press release may be subject to statutory or regulatory restrictions in certain countries. This press release is not addressed to individuals subject to such restrictions, either directly or indirectly. Receipt of this press release does not constitute an offer in countries where a tender offer or an offer of securities would be illegal.

About InterCall

InterCall, a subsidiary of West Corporation, is the largest service provider in the world specializing in conference communications. Founded in 1991, InterCall helps people and companies be more productive by providing advanced audio, event, Web and video conferencing solutions that are easy-to-use and save them time and money. Along with a team of over 600 Meeting Consultants, the Company employs more than 1,500 operators, customer service representatives, call supervisors, accounting, marketing and IT professionals. InterCall’s strong U.S. presence, which includes four call centers and 26 sales offices, is bolstered by a global reach that extends to Canada, Mexico, Latin America, the Caribbean, the United Kingdom, Ireland, France, Germany, Australia, New Zealand, India, Hong Kong, Singapore and Japan. For more information, please visit www.intercall.com.

About West Corporation

West Corporation is a leading provider of outsourced communication solutions to many of the world’s largest companies, organizations and government agencies. West helps its clients communicate effectively, maximize the value of their customer relationships and drive greater profitability from every interaction. West’s integrated suite of customized solutions includes customer acquisition, customer care, automated voice services, emergency communications, conferencing, and accounts receivable management services.

Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of 42,000 employees based in North America, Europe, and Asia. For more information, please visit www.west.com.

About Genesys

Founded in 1986, Genesys is a leading provider of converged collaboration and communication services to thousands of organizations worldwide, including more than 250 of the Fortune Global 500. The company’s flagship product, Genesys Meeting Center, provides an integrated multimedia conferencing solution that is easy to use and available on demand. With offices in more than 20 countries across North America, Europe and Asia Pacific, Genesys offers an unmatched global presence and strong local support. Genesys is publicly traded on the Euronext Eurolist C in France (FR0004270270). Additional information is available at www.genesys.com

Forward Looking Statements/Disclaimer

This press release contains forward looking statements about West, Genesys and their combined businesses after completion of the proposed acquisition. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect West’s and Genesys’ current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include uncertainty regarding the parties’ ability to close the transaction, the expected closing date of the transaction, the ability of the parties to achieve the anticipated benefits and synergies of the proposed transaction, the anticipated future combination of operations, products and services, and the anticipated role of Genesys, its key executives and its employees following the closing of the transaction, the impact of exchange rate fluctuations and other risk factors described in documents filed by West with the U.S. Securities and Exchange Commission including West’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the quarter ended September 30, 2007 and in documents filed by Genesys with the AMF including the Document de Référence under number D.07-551 on June 5, 2007. These forward-looking statements speak only as of the date on which the statements were made. West and Genesys undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, you should not place undue reliance on these statements. In any event, these statements speak only as of the date of this press release.

For more information, please contact:

At West Corporation

David Pleiss

Vice President, Investor & Public Relations

Phone: 402-963-1500

dmpleiss@west.com

At Genesys

Andrew G. Lazarus

Executive Vice President, Chief Financial Officer

Phone: +1 703-749-2500

andrew.lazarus@genesys.com

Investor Relations

Phone: + 33 4 99 13 25 87

relations.investisseurs@genesys.com

5